EXHIBIT 1

JOINT ACQUISITION STATEMENT
PURSUANT TO RULE 13D-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is accurate.

Dated:  April 9, 2012

GENERAL ATLANTIC PARTNERS 90, L.P.

By:	General Atlantic GenPar, L.P., its general partner

By:	General Atlantic LLC, its managing member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAPCO GMBH & CO. KG

By:	GAPCO Management GmbH, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Procuration Officer

GAP COINVESTMENTS CDA, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS III, LLC

By:	General Atlantic LLC, its managing member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAP COINVESTMENTS IV, LLC

By:	General Atlantic LLC, its managing member

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GAPCO MANAGEMENT GMBH

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Procuration Officer

GENERAL ATLANTIC GENPAR, L.P.

By:	General Atlantic LLC, its general partner

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director

GENERAL ATLANTIC LLC

By:	/s/ Thomas J. Murphy
Name: Thomas J. Murphy
Title: Managing Director